UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2026

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2026, the Board of Directors (the “Board”) of iBio, Inc. (the “Company”), following the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Dr. Elizabeth Stoner, M.D., M.S., to serve as a Class II director of the Company, effective May 7, 2026, and to serve until the Company’s 2028 annual meeting of stockholders, at which time her term of office shall expire and a Class II director shall be elected for a full term of three years, or until her re-election or earlier resignation or removal. Dr. Stoner was also appointed to serve as a member of the Compensation Committee of the Board.

Dr. Stoner, age 75, is currently an Entrepreneur Partner at MPM BioImpact, supporting both private and public funds. Dr. Stoner has held several leadership roles at MPM BioImpact portfolio companies including interim Chief Executive Officer of Semma Therapeutics; and founder, Chief Medical Officer and Chief Development Officer of Rhythm Pharmaceuticals, Inc. She also served in clinical and advisory roles at Clinical Ink, Inc., Potenza Therapeutics, Inc., Solasia Pharma, Werewolf Therapeutics Inc., and TriNetX, LLC. Prior to joining MPM BioImpact, Dr. Stoner was Senior Vice President of Global Clinical Development Operations at Merck Research Laboratories where she was responsible for its clinical development activities in more than 40 countries. Prior to joining the Merck Research Laboratories, she was an Assistant Professor of Pediatrics at Cornell University Medical College. Dr. Stoner currently serves as a member of the board of two privately held, clinical stage biopharmaceutical companies, LIB Therapeutics, since 2016, and Antiva Bioscience, since 2023. She also served as a member of the board of Arovella Therapeutics Ltd., a biotechnology company traded on the Australian Securities Exchange, from November 2021 until February 2026. Dr. Stoner received her M.D. from the Albert Einstein College of Medicine, M.S. in Chemistry from SUNY at Stony Brook, New York and B.S. in Chemistry from Ottawa University, Kansas.

Dr. Stoner will receive the standard compensation available to the Company’s current non-employee directors, which for the fiscal year ending June 30, 2026, is an annual fee of $40,000 for serving on the Board, an annual fee of $7,500 for serving on the Compensation Committee of the Board, and she is eligible to receive a one-time grant of an option to purchase shares of Common Stock vesting over 36 months, as well as equity awards from time to time, consistent with the Company’s policies and standard practices.  Dr. Stoner will also enter into a standard indemnification agreement with the Company, the form of which is attached hereto as Exhibit 10.1.

There are no family relationships between Dr. Stoner and any of the Company’s directors or executive officers, nor does Dr. Stoner have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Dr. Stoner was appointed as a member of the Board.

On May 7, 2026, Evert Schimmelpennink, a member of the Board, notified the Company of his decision to resign from the Board, including from his position as a member of the Compensation Committee of the Board, effective immediately. His resignation created a vacancy on the Board, which was filled upon the appointment of Dr. Stoner. Mr. Schimmelpennink’s resignation from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01 Regulation FD Disclosure.

On May 8, 2026, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1, announcing the appointment of Dr. Stoner. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit Number	Exhibit Description
10.1	Indemnification Agreement (Incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2019 - File No. 001-35023)
99.1	Press Release, issued by iBio, Inc. dated May 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2026	IBIO, INC.

	By:	/s/ Marc A. Banjak
		Name:	Marc A. Banjak
		Title:	Chief Legal Officer